Forum Energy Technologies Announces
Second Quarter 2021 Results
•Revenue of $137 million, 20% sequential increase
•Net loss of $22 million and diluted EPS of negative $3.87
•Adjusted EBITDA of $7 million
•Operating cash flow of $4 million and free cash flow of $4 million
HOUSTON, TEXAS, August 5, 2021 - Forum Energy Technologies, Inc. (NYSE: FET) today announced second quarter 2021 revenue of $137 million, an increase of $23 million from the first quarter 2021. Net loss for the quarter was $22 million, or $3.87 per diluted share, compared to a net loss of $30 million, or $5.28 per diluted share, for the first quarter 2021. Excluding $7 million, or $1.21 per share of special items, adjusted net loss was $2.66 per diluted share in the second quarter 2021, compared to an adjusted net loss of $3.95 per diluted share in the first quarter 2021. Adjusted EBITDA was $7 million in the second quarter 2021, an improvement of approximately $5 million from the first quarter 2021.
Special items in the second quarter 2021, on a pre-tax basis, included a $4 million loss on extinguishment of debt, $3 million of restructuring and other charges, and $1 million of inventory impairments, slightly offset by $1 million of foreign exchange gains. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
Cris Gaut, Chairman and Chief Executive Officer, remarked, “Our revenue growth significantly outpaced the activity increase in the second quarter. FET has the premium products and solutions our customers need in order to improve their efficiency and safety as they put drilling and completions equipment to work. Orders were strong, led by increasing momentum in drilling and subsea capital equipment and continued demand for our short-cycle consumable completions products. Our book-to-bill ratio of 1.16 is a positive indicator of FET's future results.
“FET revenue growth for the second quarter was $23 million, or 20%. EBITDA grew by $5 million from the first quarter 2021, but was somewhat constrained by significant increases in raw material and freight costs. While we expect supply chain inflation will continue to impact us in the third quarter, we are increasing prices to offset these higher costs.
“With current oil and natural gas prices, we expect a further increase in U.S. and international drilling and completion activity during the second half of 2021. Based on this increasing activity and our growing backlog, we are forecasting third quarter revenue to be between $145 and $155 million and EBITDA of $7 to $9 million. Assuming continued activity growth through the end of the year and some pricing improvement, we anticipate fourth quarter EBITDA will be between $10 and $14 million.
“We repurchased $42 million principal amount of convertible notes in the second quarter. We do not expect further convertible note repurchases will be required under the terms of our indenture as a result of the sale of our ABZ and QVA valve brands at the end of 2020. We ended the second quarter with $259 million principal amount of debt outstanding and net debt of $198 million, a $144 million decrease over the last eighteen months.
“I am encouraged by the improving market conditions and confident in FET's strategy to continue growing in existing and new energy markets.”
Segment Results
Drilling & Downhole segment revenue was $62 million and orders were $81 million, an increase of 26% and 39%, respectively, from the first quarter 2021. The increase in revenue and orders was primarily due to drilling capital equipment orders and shipments for international customers. The revenue increase also reflects higher demand for artificial lift products and consumable products in connection with increasing drilling activity levels. Segment adjusted EBITDA was $7 million, a $4 million sequential increase resulting from the higher revenue levels and ongoing cost management. Drilling & Downhole operations focus primarily on capital equipment and consumable products for global drilling, well construction, artificial lift and subsea markets.
Completions segment revenue was $47 million, a sequential increase of $9 million, or 23%, and orders were $47 million, inline with orders in the first quarter 2021. The revenue increase was driven by higher demand from our pressure pumping service customers and increased sales of coiled tubing due to higher well completions. Segment adjusted EBITDA was $6 million, up $2 million from the first quarter due to manufacturing efficiencies from higher sales volumes. The Completions segment designs and manufactures products for the coiled tubing, stimulation and intervention markets.
Production segment revenue was $29 million, an increase of $1 million, or 5% from the first quarter 2021. Higher sales of well-site production equipment were offset by lower revenues from valve customers in the downstream market. Orders in the second quarter were $31 million, a 6% sequential decrease, due to the timing of large orders received for well-site processing equipment in the first quarter 2021. Segment adjusted EBITDA was negative $2 million, a $1 million sequential decline from the first quarter 2021, due to inflationary pressures on costs. The Production segment manufactures land well site production equipment, desalination process equipment, and a wide range of valves for upstream, midstream and process industry customers.

FET (Forum Energy Technologies) is a global company, serving the crude oil, natural gas, and renewable energy industries. FET is headquartered in Houston, TX with quality manufacturing, efficient distribution, and service facilities conveniently located to support the major energy-producing regions of the world. For more information, please visit www.f-e-t.com.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the severity and duration of the COVID-19 pandemic and related repercussions resulting from the negative impact on demand for oil and natural gas, the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact

Lyle Williams
Executive Vice President and Chief Financial Officer
713.351.7920
lyle.williams@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	June 30,		March 31,
(in millions, except per share information)	2021	2020	2021
Revenue	$137.4	$113.3	$114.5
Cost of sales	105.2	100.4	88.3
Gross profit	32.2	12.9	26.2
Operating expenses
Selling, general and administrative expenses	42.2	48.3	41.5
Impairments of intangible assets, property and equipment	—	0.1	—
Gain on disposal of assets and other	(0.4)	(0.5)	(0.9)
Total operating expenses	41.8	47.9	40.6
Operating loss	(9.6)	(35.0)	(14.4)
Other expense (income)
Interest expense	7.8	6.4	9.2
Loss (gain) on extinguishment of debt	4.2	(36.3)	0.9
Deferred loan costs written off	—	0.1	—
Foreign exchange losses (gains) and other, net	(1.0)	0.7	3.4
Total other (income) expense, net	11.0	(29.1)	13.5
Loss before income taxes	(20.6)	(5.9)	(27.9)
Income tax expense (benefit)	1.2	(0.4)	1.8
Net loss (1)	$(21.8)	$(5.5)	$(29.7)

Weighted average shares outstanding
Basic	5.6	5.6	5.6
Diluted	5.6	5.6	5.6

Loss per share
Basic	$(3.87)	$(0.98)	$(5.28)
Diluted	$(3.87)	$(0.98)	$(5.28)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Six months ended
	June 30,
(in millions, except per share information)	2021	2020
Revenue	$251.9	$295.9
Cost of sales	193.5	260.9
Gross profit	58.4	35.0
Operating expenses
Selling, general and administrative expenses	83.7	108.5
Impairments of intangible assets, property and equipment	—	17.4
Gain on disposal of assets and other	(1.3)	(0.5)
Total operating expenses	82.4	125.4
Operating loss	(24.0)	(90.4)
Other expense (income)
Interest expense	16.9	13.1
Foreign exchange losses (gains) and other, net	2.6	(4.4)
Loss (gain) on extinguishment of debt	5.1	(43.7)
Deferred loan costs written off	—	2.0
Total other (income) expense, net	24.6	(33.0)
Loss before income taxes	(48.6)	(57.4)
Income tax expense (benefit)	2.9	(14.8)
Net income (loss) (1)	$(51.5)	$(42.6)

Weighted average shares outstanding
Basic	5.6	5.6
Diluted	5.6	5.6

Loss per share
Basic	$(9.15)	$(7.66)
Diluted	$(9.15)	$(7.66)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	June 30,	December 31,
(in millions of dollars)	2021	2020
Assets
Current assets
Cash and cash equivalents	$60.4	$128.6
Accounts receivable—trade, net	106.9	80.6
Inventories, net	228.0	251.7
Other current assets	31.6	29.3
Total current assets	426.9	490.2
Property and equipment, net of accumulated depreciation	104.5	113.7
Operating lease assets	28.5	31.5
Intangible assets, net	227.6	240.4
Other long-term assets	16.7	14.1
Total assets	$804.2	$889.9
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.0	$1.3
Other current liabilities	150.2	123.6
Total current liabilities	151.2	124.9
Long-term debt, net of current portion	231.7	293.4
Other long-term liabilities	59.6	65.4
Total liabilities	442.5	483.7
Total equity	361.7	406.2
Total liabilities and equity	$804.2	$889.9

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Six Months Ended June 30,
(in millions of dollars)	2021	2020
Cash flows from operating activities
Net loss	$(51.5)	$(42.6)
Depreciation and amortization	22.0	26.7
Impairments of intangible assets, property and equipment	—	17.4
Impairments of operating lease assets	—	9.3
Inventory write down	2.6	16.4
Loss (gain) on extinguishment of debt	5.1	(43.7)
Other noncash items and changes in working capital	24.2	14.4
Net cash provided by (used in) operating activities	2.4	(2.1)

Cash flows from investing activities
Capital expenditures for property and equipment	(0.7)	(1.5)
Proceeds from sale of business, property and equipment	0.8	1.3
Net cash provided by (used in) investing activities	0.1	(0.2)

Cash flows from financing activities
Borrowings of debt	—	85.0
Repayments of debt	(70.6)	(28.2)
Repurchases of stock	(0.2)	(0.1)
Deferred financing costs	—	(2.3)
Net cash provided by (used in) financing activities	(70.8)	54.4

Effect of exchange rate changes on cash	—	(0.3)
Net increase (decrease) in cash, cash equivalents and restricted cash	$(68.3)	$51.8

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2021	June 30, 2020	March 31, 2021
Revenue
Drilling & Downhole	$61.6	$47.2	$48.7	$61.6	$47.2	$48.7
Completions	46.5	17.6	37.8	46.5	17.6	37.8
Production	29.3	48.6	28.0	29.3	48.6	28.0
Eliminations	—	(0.1)	—	—	(0.1)	—
Total revenue	$137.4	$113.3	$114.5	$137.4	$113.3	$114.5

Operating income (loss)
Drilling & Downhole	$2.7	$(9.4)	$(4.5)	$3.3	$(7.8)	$(1.3)
Operating income margin %	4.4%	(19.9)%	(9.2)%	5.4%	(16.5)%	(2.7)%
Completions	(0.4)	(17.8)	0.1	0.5	(13.2)	(1.3)
Operating income margin %	(0.9)%	(101.1)%	0.3%	1.1%	(75.0)%	(3.4)%
Production	(4.0)	(1.1)	(3.8)	(3.1)	(0.7)	(2.9)
Operating income margin %	(13.7)%	(2.3)%	(13.6)%	(10.6)%	(1.4)%	(10.4)%
Corporate	(8.3)	(7.2)	(7.1)	(6.5)	(5.7)	(5.9)
Total segment operating income (loss)	(10.0)	(35.5)	(15.3)	(5.8)	(27.4)	(11.4)
Other items not in segment operating income (1)	0.4	0.5	0.9	(0.1)	0.7	0.2
Total operating income (loss)	$(9.6)	$(35.0)	$(14.4)	$(5.9)	$(26.7)	$(11.2)
Operating income margin %	(7.0)%	(30.9)%	(12.6)%	(4.3)%	(23.6)%	(9.8)%

EBITDA (2)
Drilling & Downhole	$7.3	$(5.3)	$(3.7)	$7.1	$(3.2)	$3.0
EBITDA Margin %	11.9%	(11.2)%	(7.6)%	11.5%	(6.8)%	6.2%
Completions	5.4	(11.9)	6.6	6.3	(6.2)	4.6
EBITDA Margin %	11.6%	(67.6)%	17.5%	13.5%	(35.2)%	12.2%
Production	(2.6)	1.3	(2.3)	(1.8)	2.1	(1.3)
EBITDA Margin %	(8.9)%	2.7%	(8.2)%	(6.1)%	4.3%	(4.6)%
Corporate	(12.4)	28.9	(8.1)	(5.0)	(4.3)	(4.3)
Total EBITDA	$(2.3)	$13.0	$(7.5)	$6.6	$(11.6)	$2.0
EBITDA Margin %	(1.7)%	11.5%	(6.6)%	4.8%	(10.2)%	1.7%

(1) Includes gain/(loss) on disposal of assets, and impairments of intangible assets, property and equipment.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Six months ended		Six months ended
(in millions of dollars)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenue
Drilling & Downhole	$110.2	$123.8	$110.2	$123.8
Completions	84.4	68.4	84.4	68.4
Production	57.4	104.2	57.4	104.2
Eliminations	(0.1)	(0.5)	(0.1)	(0.5)
Total revenue	$251.9	$295.9	$251.9	$295.9

Operating income (loss)
Drilling & Downhole	$(1.8)	$(13.5)	$2.0	$(6.7)
Operating income margin %	(1.6)%	(10.9)%	1.8%	(5.4)%
Completions	(0.3)	(35.1)	(0.9)	(17.4)
Operating income margin %	(0.4)%	(51.3)%	(1.1)%	(25.4)%
Production	(7.9)	(9.2)	(6.1)	(2.9)
Operating income margin %	(13.8)%	(8.8)%	(10.6)%	(2.8)%
Corporate	(15.3)	(15.7)	(12.2)	(13.3)
Total segment operating income (loss)	(25.3)	(73.5)	(17.2)	(40.3)
Other items not in segment operating income (loss) (1)	1.3	(16.9)	0.1	0.7
Total operating income (loss)	$(24.0)	$(90.4)	$(17.1)	$(39.6)
Operating income margin %	(9.5)%	(30.6)%	(6.8)%	(13.4)%

EBITDA (2)
Drilling & Downhole	$3.7	$(6.2)	$10.1	$3.3
EBITDA Margin %	3.4%	(5.0)%	(3.6)%	(3.6)%
Completions	12.0	(31.8)	10.9	(2.5)
EBITDA Margin %	14.2%	(46.5)%	12.9%	(3.7)%
Production	(4.8)	(5.3)	(3.2)	2.4
EBITDA Margin %	(8.4)%	(5.1)%	(5.6)%	2.3%
Corporate	(20.6)	25.7	(9.2)	(10.3)
Total EBITDA	$(9.7)	$(17.6)	$8.6	$(7.1)
EBITDA Margin %	(3.9)%	(5.9)%	3.4%	(2.4)%

(1) gain (loss) on disposal of assets, and impairments of intangible assets, property and equipment.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	June 30, 2021	June 30, 2020	March 31, 2021
Orders
Drilling & Downhole	$80.5	$42.3	$57.9
Completions	47.4	14.2	47.2
Production	30.9	29.1	32.9
Total orders	$158.8	$85.6	$138.0

Revenue
Drilling & Downhole	$61.6	$47.2	$48.7
Completions	46.5	17.6	37.8
Production	29.3	48.6	28.0
Eliminations	—	(0.1)	—
Total revenue	$137.4	$113.3	$114.5

Book to bill ratio (1)
Drilling & Downhole	1.31	0.90	1.19
Completions	1.02	0.81	1.25
Production	1.05	0.60	1.18
Total book to bill ratio	1.16	0.76	1.21

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the Company operates, is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	June 30, 2021			June 30, 2020			March 31, 2021
(in millions, except per share information)	Operating loss	EBITDA (1)	Net loss	Operating loss	EBITDA (1)	Net loss	Operating loss	EBITDA (1)	Net loss
As reported	$(9.6)	$(2.3)	$(21.8)	$(35.0)	$13.0	$(5.5)	$(14.4)	$(7.5)	$(29.7)
% of revenue	(7.0)%	(1.7)%		(30.9)%	11.5%		(12.6)%	(6.6)%
Restructuring, transaction and other costs	2.6	2.6	2.6	4.1	4.1	4.1	2.6	2.6	2.6
Inventory and other working capital adjustments	1.1	1.1	1.1	4.1	4.1	4.1	0.6	0.6	0.6
Impairments of operating lease assets, intangible assets, property and equipment	—	—	—	0.1	0.1	0.1	—	—	—
Loss (gain) on extinguishment of debt	—	4.2	4.2	—	(36.2)	(36.2)	—	0.9	0.9
Deferred loan costs written off	—	—	—	—	0.2	0.2	—	—	—
Loss (gain) on foreign exchange, net (2)	—	(1.0)	(1.0)	—	0.5	0.5	—	3.5	3.5
Stock-based compensation expense	—	1.9	—	—	2.6	—	—	1.9	—
Income tax expense of adjustments	—	—	—	—	—	—	—	—	—
As adjusted (1)	$(5.9)	$6.5	$(14.9)	$(26.7)	$(11.6)	$(32.7)	$(11.2)	$2.0	$(22.1)
% of revenue	(4.3)%	4.7%		(23.6)%	(10.2)%		(9.8)%	1.7%

Diluted shares outstanding as reported			5.6			5.6			5.6
Diluted shares outstanding as adjusted			5.6			5.6			5.6

Diluted EPS - as reported			$(3.87)			$(0.98)			$(5.28)
Diluted EPS - as adjusted			$(2.66)			$(5.84)			$(3.95)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Six months ended
	June 30, 2021			June 30, 2020
(in millions, except per share information)	Operating loss	EBITDA (1)	Net loss	Operating loss	EBITDA (1)	Net loss
As reported	$(24.0)	$(9.7)	$(51.5)	$(90.4)	$(17.6)	$(42.6)
% of revenue	(9.5)%	(3.9)%		(30.6)%	(5.9)%
Restructuring, transaction and other costs	5.2	5.2	5.2	9.7	9.7	9.7
Inventory and other working capital adjustments	1.7	1.7	1.7	14.4	14.4	14.4
Impairments of operating lease assets, intangible assets, property and equipment	—	—	—	26.7	26.7	26.7
Stock-based compensation expense	—	3.8	—	—	5.8	—
Loss (gain) on extinguishment of debt	—	5.1	5.1	—	(43.7)	(43.7)
Deferred loan costs written off	—	—	—	—	2.0	2.0
Loss (gain) on foreign exchange, net (2)	—	2.5	2.5	—	(4.4)	(4.4)
Income tax (expense) benefit of adjustments	—	—	—	—	—	—
Impact of U.S. CARES Act	—	—	—	—	—	(16.6)
As adjusted (1)	$(17.1)	$8.6	$(37.0)	$(39.6)	$(7.1)	$(54.5)
% of revenue	(6.8)%	3.4%		(13.4)%	(2.4)%

Diluted shares outstanding as reported			5.6			5.6
Diluted shares outstanding as adjusted			5.6			5.6

Diluted EPS - as reported			$(9.15)			$(7.66)
Diluted EPS - as adjusted			$(6.61)			$(9.73)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	June 30, 2021	June 30, 2020	March 31, 2021
EBITDA reconciliation (1)
Net loss	$(21.8)	$(5.5)	$(29.7)
Interest expense	7.8	6.4	9.2
Depreciation and amortization	10.5	12.5	11.2
Income tax expense (benefit)	1.2	(0.4)	1.8
EBITDA	$(2.3)	$13.0	$(7.5)

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 4 - Adjusting Items
	Six months ended
(in millions of dollars)	June 30, 2021	June 30, 2020
EBITDA reconciliation (1)
Net loss	$(51.5)	$(42.6)
Interest expense	16.9	13.1
Depreciation and amortization	22.0	26.7
Income tax expense (benefit)	2.9	(14.8)
EBITDA	$(9.7)	$(17.6)

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 5 - Adjusting items
	Six months ended
(in millions of dollars)	June 30, 2021	June 30, 2020
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$2.4	$(2.1)
Capital expenditures for property and equipment	(0.7)	(1.5)
Proceeds from sale of property and equipment	2.1	0.7
Free cash flow, before acquisitions	$3.8	$(2.9)

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	June 30, 2021		June 30, 2020		March 31, 2021
Revenue:	$	%	$	%	$	%
Drilling Technologies	$27.7	20.1%	$20.0	17.7%	$18.6	16.2%
Downhole Technologies	16.6	12.1%	12.7	11.2%	15.1	13.2%
Subsea Technologies	17.3	12.6%	14.5	12.8%	15.0	13.1%
Drilling & Downhole	61.6	44.8%	47.2	41.7%	48.7	42.5%

Stimulation and Intervention	24.3	17.7%	8.5	7.5%	18.7	16.3%
Coiled Tubing	22.2	16.2%	9.1	8.0%	19.1	16.7%
Completions	46.5	33.9%	17.6	15.5%	37.8	33.0%

Production Equipment	17.4	12.7%	19.4	17.1%	14.4	12.6%
Valve Solutions (1)	11.9	8.6%	29.2	25.8%	13.6	11.9%
Production (1)	29.3	21.3%	48.6	42.9%	28.0	24.5%
Eliminations	—	—%	(0.1)	(0.1)%	—	—%

Total Revenue	$137.4	100.0%	$113.3	100.0%	$114.5	100.0%